    Exhibit 2.01
Report on Payments to Government for the Year 2023
Kosmos Energy Ltd. has prepared the following consolidated report in respect of payments made to governments for the year ended 31 December 2023 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928) and DTR 4.3A of the Financial Conduct Authority’s Disclosure and Transparency Rules.

Payments to Governments (USD)[1]
	Unit of Measure	Equatorial Guinea	Ghana	Mauritania	São Tomé & Príncipe	Senegal	United Kingdom	United States
Income Taxes[2]	USD$	82,993,000	196,890,000	-	-	-	1,441,000	608,000
Royalties[3]	BOE	433,000	717,000	-	-	-	-	927,000
Royalties[4]	USD$	35,783,000	55,220,000	-	-	-	-	62,668,000
Dividends	USD$	-	-	-	-	-	-	-
Bonuses[5]	USD$	-	-	-	-	-	-	443,000
License Fees (Surface Rentals, etc.)[6]	USD$	2,245,000	474,000	-	-	-	-	1,390,000
Infrastructure Improvement	USD$	-	-	-	-	-	-	-
Total	USD$	121,021,000	252,584,000	-	-	-	1,441,000	65,109,000

FOOTNOTES
1.Government includes any national, regional, or local authority of a country, and includes a department, agency or entity that is a subsidiary of a government, including a national oil company.
2.Income taxes - Inclusive of tax refunds received. This is based on taxes assessed on income.
3.Royalties - Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy’s working interest share of production and as reported by the third-party operator. United States royalties are payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
4.Royalties - The value of oil royalties for Equatorial Guinea and Ghana are estimated based on the annual average of daily Brent prices of $82.64 during 2023. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States ONRR.
5.Bonuses - Payments made to the federal government when acquiring offshore leases.
6.License Fees - Payments made primarily to the federal government for annual rentals and applications for permits.

In addition to the above Payments to Governments, Kosmos Energy Ltd. has prepared the following supplemental information for the year ended 31 December 2023.

Payments to Governments (USD) - Supplemental Information
	Unit of Measure	Equatorial Guinea[5]	Ghana[6]	Mauritania	São Tomé & Príncipe	Senegal	United Kingdom	United States
Production Entitlements[1]	bbls	284,000	-	-	-	-	-	-
Estimated Production Entitlements[1]	USD$	23,470,000	-	-	-	-	-	-
Envt, Capacity Building & Social Projects[2]	USD$	5,000	-	8,000	-	287,000	-	-
Training[2]	USD$	332,000	-	-	95,000	-	-	-
Taxes (Non-Income)[3,4]	USD$	232,000	9,755,000	593,000	45,000	501,000	1,902,000	4,736,000

FOOTNOTES
1.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy’s participating share received by the Republic of Equatorial Guinea. The value of the production entitlements disclosed above are based on the annual average of daily Brent prices of $82.64 during 2023.
2.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the PSCs totaling $16,000 in Equatorial Guinea.
3.Inclusive of any tax refunds received.
4.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
5.Figures presented exclude approximately $300,000 paid to Luba Freeport for shorebase services as well as $600,000 and $440,000 of insurance costs paid to Africa Reinsurance Corporation and Gepetrol Seguros S.A., respectively.
6.Figures presented exclude approximately $500,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.

Payments to Governments (USD$) - Receiving Entity-Level Disclosures[1]
	Production Entitlements (bbls)[2]	Estimated Production Entitlements (USD$)[2]	Income Taxes[3]	Royalties (BOE)[2]	Royalties (USD$)[2]	Dividends	Bonuses	License Fees	Infrastructure Improvement	Environment, Capacity Building & Social Projects[4]	Training[4]	Taxes (Non-Income)[5]	TOTAL
Ministry of Mines and Hydrocarbons	284,000	23,470,000	-	433,000	35,783,000	-	-	2,233,000	-	-	28,000	-	61,514,000
Tresoreria General Del Estado	-	-	82,993,000	-	-	-	-	12,000	-	-	-	149,000	83,154,000
Instituto Nacional de Seguridad Social de Guinea Ecuatorial	-	-	-	-	-	-	-	-	-	-	-	71,000	71,000
Fondo de Formacion del Ministerio de Minas e	-	-	-	-	-	-	-	-	-	-	304,000	-	304,000
Excmo Ayuntamiento de Malabo	-	-	-	-	-	-	-	-	-	-	-	12,000	12,000
Tresor Public De Guinee Equatoriale Depots	-	-	-	-	-	-	-	-	-	-	-	-	-
Various	-	-	-	-	-	-	-	-	-	5,000	-	-	5,000
Total Equatorial Guinea[6]	284,000	$23,470,000	$82,993,000	433,000	$35,783,000	-	-	$2,245,000	-	$5,000	$332,000	$232,000	$145,060,000
Government of Republic of Ghana	-	-	-	717,000	55,220,000	-	-	-	-	-	-	-	55,220,000
Petroleum Commission of Ghana	-	-	-	-	-	-	-	472,000	-	-	-	-	472,000
Registrar General Department	-	-	-	-	-	-	-	-	-	-	-	-	-
Social Security & Nat'l Insura	-	-	-	-	-	-	-	-	-	-	-	-	-
Ghana Revenue Authority	-	-	196,890,000	-	-	-	-	-	-	-	-	9,696,000	206,586,000
Electricity Company of Ghana	-	-	-	-	-	-	-	-	-	-	-	55,000	55,000
Various	-	-	-	-	-	-	-	2,000	-	-	-	4,000	6,000
Total Ghana[7]	-	-	$196,890,000	717,000	$55,220,000	-	-	$474,000	-	-	-	$9,755,000	$262,339,000
Caisse Nationale D'Assuramce Maladie	-	-	-	-	-	-	-	-	-	-	-	78,000	78,000
Caisse Nationale De Securite Sociale	-	-	-	-	-	-	-	-	-	-	-	5,000	5,000
Tresorier General	-	-	-	-	-	-	-	-	-	-	-	504,000	504,000
Commissariat à la Sécurité Alimentaire	-	-	-	-	-	-	-	-	-	-	-	-	-
Various	-	-	-	-	-	-	-	-	-	8,000	-	6,000	14,000
Total Mauritania	-	-	-	-	-	-	-	-	-	$8,000	-	$593,000	$601,000
INSS - Instituto Nacional De Seguranca Social	-	-	-	-	-	-	-	-	-	-	-	10,000	10,000
Tesouro Publico	-	-	-	-	-	-	-	-	-	-	-	28,000	28,000
Agencia Nacional Do Petroleo ANPSTP	-	-	-	-	-	-	-	-	-	-	95,000	-	95,000
Various	-	-	-	-	-	-	-	-	-	-	-	7,000	7,000
Total Sao Tome & Principe	-	-	-	-	-	-	-	-	-	-	$95,000	$45,000	$140,000
Chef du Bureau de Recouvrement	-	-	-	-	-	-	-	-	-	-	-	411,000	411,000
Senegal Retirement	-	-	-	-	-	-	-	-	-	-	-	11,000	11,000
Senegal Social Security	-	-	-	-	-	-	-	-	-	-	-	-	-
Conseil National De Developpment De La Nutrition	-	-	-	-	-	-	-	-	-	-	-	-	-
Parc National des Oiseaux du Djoudj	-	-	-	-	-	-	-	-	-	285,000	-	-	285,000
Various	-	-	-	-	-	-	-	-	-	2,000	-	79,000	81,000
Total Senegal	-	-	-	-	-	-	-	-	-	$287,000	-	$501,000	$788,000
ONRR	-	-	-	927,000	62,668,000	-	443,000	1,390,000	-	-	-	-	64,501,000
Internal Revenue Service	-	-	(594,000)	-	-	-	-	-	-	-	-	-	(594,000)
Various	-	-	1,202,000	-	-	-	-	-	-	-	-	4,736,000	5,938,000
Total United States of America	-	-	$608,000	927,000	$62,668,000	-	$443,000	$1,390,000	-	-	-	$4,736,000	$69,845,000
HMRC Cumbernauld	-	-	1,441,000	-	-	-	-	-	-	-	-	1,902,000	3,343,000
Total United Kingdom	-	-	$1,441,000	-	-	-	-	-	-	-	-	$1,902,000	$3,343,000
Total	284,000	$23,470,000	$281,932,000	2,077,000	$153,671,000	-	$443,000	$4,109,000	-	$300,000	$427,000	$17,764,000	$482,116,000

FOOTNOTES
1.Kosmos Energy Ltd. has prepared the following report of payments made to governments for the year ended December 31, 2023 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928). The Payments to Government data are reflective of select payments made to government entities by Kosmos Energy Ltd.. These payments are categorized consistent with the Report on Payments to Governments Regulations 2014 (as amended in December 2015) (the Regulations). Kosmos Energy has also included supplementary disclosures of payments to governments in addition to those prescribed by the Regulations.
2.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy's participating share received by the Republic of Equatorial Guinea. Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy's working interest share of production and as reported by the third-party operator. The value of the international oil royalties and production entitlements disclosed above are based on the annual average of daily Brent prices of USD$82.64 during 2023. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
3.Inclusive of tax refunds received. This is based on taxes assessed on income.
4.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the PSCs totaling USD$21,000 in Equatorial Guinea.
5.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
6.Figures presented exclude approximately USD$300,000 paid to Luba Freeport for shorebase services as well as approximately USD$600,000 and USD$440,000 of insurance costs paid to Africa Reinsurance Corporation and GEPetrol Seguros, respectively.
7.Figures presented exclude approximately USD$500,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.

Payments to Governments (USD$) - Project-Level Disclosures[1]
	Production Entitlements (bbls)[2]	Estimated Production Entitlements (USD$)[2]	Income Taxes[3]	Royalties (BOE)[2]	Royalties (USD$)[2]	Dividends	Bonuses	License Fees	Infrastructure Improvement	Environment, Capacity Building & Social Projects[4]	Training[4]	Taxes (Non-Income)[5]	TOTAL
Ceiba Field	72,000	5,950,000	-	128,000	10,578,000	-	-	-	-	-	-	-	$16,528,000
Okume Complex Field	212,000	17,520,000	-	305,000	25,205,000	-	-	-	-	-	-	-	$42,725,000
Equatorial Guinea Block S	-	-	-	-	-	-	-	131,000	-	-	118,000	58,000	$307,000
Equatorial Guinea Block W	-	-	-	-	-	-	-	—	-	-	2,000	58,000	$60,000
Equatorial Guinea Block 21	-	-	-	-	-	-	-	125,000	-	-	103,000	58,000	$286,000
Equatorial Guinea Block 24	-	-	-	-	-	-	-	1,989,000	-	-	109,000	58,000	$2,156,000
Company Level - Kosmos Equatorial Guinea, Inc.	-	-	82,992,000	-	-	-	-	-	-	-	-	-	$82,992,000
Company Level - Kosmos Energy Equatorial Guinea	-	-	1,000	-	-	-	-	-	-	5,000	-	-	$6,000
Total Equatorial Guinea[6]	284,000	$23,470,000	$82,993,000	433,000	$35,783,000	-	-	$2,245,000	-	$5,000	$332,000	$232,000	$145,060,000
Jubilee	-	-	-	628,000	49,484,000	-	-	-	-	-	-	-	$49,484,000
TEN	-	-	-	89,000	5,736,000	-	-	-	-	-	-	-	$5,736,000
West Cape Three Points	-	-	-	-	-	-	-	237,000	-	-	-	-	$237,000
Deepwater Tano	-	-	-	-	-	-	-	237,000	-	-	-	-	$237,000
Company Level	-	-	196,890,000	-	-	-	-	-	-	-	-	9,755,000	$206,645,000
Total Ghana[7]	-	-	$196,890,000	717,000	$55,220,000	-	-	$474,000	-	-	-	$9,755,000	$262,339,000
Company Level	-	-	-	-	-	-	-	-	-	8,000	-	593,000	$601,000
Total Mauritania	-	-	-	-	-	-	-	-	-	$8,000	-	$593,000	$601,000
Block 5	-	-	-	-	-	-	-	-	-	-	95,000	-	$95,000
Company Level	-	-	-	-	-	-	-	-	-	-	-	45,000	$45,000
Total Sao Tome and Principe	-	-	-	-	-	-	-	-	-	-	$95,000	$45,000	$140,000
Company Level	—	—	—	—	—	—	—	—	—	287,000	—	501,000	$788,000
Total Senegal	-	-	-	-	-	-	-	-	-	$287,000	—	$501,000	$788,000
Mississippi Canyon	-	-	-	574,000	40,817,000	-	-	451,000	-	-	-	-	$41,268,000
De Soto Canyon	-	-	-	-	-	-	-	311,000	-	-	-	-	$311,000
Garden Banks	-	-	-	10,000	738,000	-	-	47,000	-	-	-	-	$785,000
Green Canyon	-	-	-	343,000	21,113,000	-	-	133,000	-	-	-	-	$21,246,000
Keathley Canyon	-	-	-	-	-	-	443,000	375,000	-	-	-	-	$818,000
Walker Ridge	-	-	-	-	-	-	-	63,000	-	-	-	-	$63,000
Company Level	-	-	608,000	-	-	-	-	10,000	-	-	-	4,736,000	$5,354,000
Total United States of America	-	-	$608,000	927,000	$62,668,000	-	$443,000	$1,390,000	-	-	-	$4,736,000	$69,845,000
Company Level	-	-	1,441,000	-	-	-	-	-	-	-	-	1,902,000	$3,343,000
Total United Kingdom	-	-	$1,441,000	-	-	-	-	-	-	-	-	$1,902,000	$3,343,000
Total	284,000	$23,470,000	$281,932,000	2,077,000	$153,671,000	-	$443,000	$4,109,000	-	$300,000	$427,000	$17,764,000	$482,116,000

FOOTNOTES
1.Kosmos Energy Ltd. has prepared the following report of payments made to governments for the year ended December 31, 2023 in accordance with the Reports on Payments to Governments Regulations 2014 (2014/3209) as amended by the Reports on Payments to Governments (Amendment) Regulations 2015 (2015/1928). The Payments to Government data are reflective of select payments made to government entities by Kosmos Energy Ltd.. These payments are categorized consistent with the Report on Payments to Governments Regulations 2014 (as amended in December 2015) (the Regulations). Kosmos Energy has also included supplementary disclosures of payments to governments in addition to those prescribed by the Regulations.
2.Production entitlements are paid to the Republic of Equatorial Guinea in barrels of oil based on their participating interest. The production entitlement amounts presented represent Kosmos Energy's participating share received by the Republic of Equatorial Guinea. Royalties are paid to the Government of Ghana and the Republic of Equatorial Guinea in-kind out of Kosmos Energy's working interest share of production and as reported by the third-party operator. The value of the international oil royalties and production entitlements disclosed above are based on the annual average of daily Brent prices of USD$82.64 during 2023. The value of gas royalties for Ghana are based on the actual sales price realized. United States royalties are actual payments to the United States Office of Natural Resources Revenue (ONRR) based on actual production from offshore federal leases.
3.Inclusive of tax refunds received. This is based on taxes assessed on income.
4.Represents payments made directly to government for satisfaction of obligations per the Petroleum Agreements and/or Petroleum Sharing Contracts (PSCs), as applicable. In addition to the numbers above, Kosmos made payments to national oil company employees in accordance with training obligations per the PSCs totaling USD$16,000 in Equatorial Guinea.
5.Primarily withholding taxes on interest payments, employer paid payroll-related taxes, and property taxes paid on pipe and tangible goods inventory stored at various onshore locations in the United States. These values are exclusive of withholding or similar taxes remitted on behalf of service providers.
6.Figures presented exclude approximately USD$300,000 paid to Luba Freeport for shorebase services as well as USD$600,000 and USD$440,000 of insurance costs paid to Africa Reinsurance Corporation and Gepetrol Seguros S.A., respectively.
7.Figures presented exclude approximately USD$500,000 of insurance costs paid to Ghana Oil & Gas Insurance Pool.